Exhibit 99.4

PROXY

H POWER CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 25, 2003.

Dr. H. Frank Gibbard and William L. Zang, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of H Power Corp. held of record by the undersigned on February 7, 2003, at the Special Meeting of Stockholders to be held at 9:00 a.m., Eastern Standard Time, on March 25, 2003, at the Courtyard Marriott Lyndhurst, 1 Polito Avenue, Lyndhurst, New Jersey, and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.

(CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1.	Proposal No. 1—To approve and adopt the Agreement and Plan of Merger, dated as of November 11, 2002, by and among Plug Power Inc., Monmouth Acquisition Corp., a wholly-owned subsidiary of Plug Power, and H Power; and approve the merger of Monmouth with and into H Power, as a result of which H Power will become a wholly-owned subsidiary of Plug Power and the outstanding shares of H Power common stock will be converted into shares of Plug Power common stock.

☐  For                                         ☐  Against                                     ☐  Abstain

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

THE SIGNOR ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY STATEMENT/PROSPECTUS OF THE COMPANY AND PLUG POWER INC., DATED FEBRUARY 12, 2003, WHICH HAS BEEN FURNISHED HEREWITH.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature

Signature if held jointly

Dated:                                                          , 2003

IMPORTANT: Please sign exactly as name appears above. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.